UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2015
_______________________

YOU ON DEMAND HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	ID Number)

375 Greenwich Street, Suite 516
New York, New York 10013
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 26, 2015, Zhong Hai Shi Xun Information Technology Co., Ltd, (“Zhong Hai Video”), the operating company of YOU On Demand Holdings, Inc. (the “Company” or “YOD”) in the People’s Republic of China (“PRC” or “China”), entered into a Mobile Video-on-Demand Service Cooperation Agreement (the “Agreement”) with C Media Limited (“C Media”), pursuant to which YOD’s subscription video-on-demand (“SVOD”) and transactional video-on-demand (“TVOD”) services will become available to users through C Media’s railway Wi-Fi mobile video service platform. The details of the Agreement, including its addendum, were finalized on April 28, 2015. The initial term of the Agreement is one year, during which period C Media will pay to Zhong Hai Video a minimum guarantee payment of RMB1,200,000 yuan (the “Base Revenue”) as well as additional fees in excess of the Base Revenue based on revenue sharing terms as prescribed in the Agreement. Mr. Xuesong Song is the Executive Chairman of the Company and also serves as the Chairman and Chief Executive Officer of C Media. C Media is a shareholder of the Company.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement which will be filed with the Company’s quarterly report on form 10-Q for the quarter ended March 31, 2015.

Item 8.01	Other Events.

On April 28, 2015, the Company issued a press release announcing the launch of the mobile streaming service on C Media’s railway Wi-Fi platform, a copy of which is furnished hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release issued on April 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOU ON DEMAND HOLDINGS, INC.

By:	/s/	Weicheng Liu
	Name:	Weicheng Liu
	Title:	Chief Executive Officer

Date: May 4, 2015